Supplemental Financial Information Q2 2026 Quarter Ended June 30, 2026

2© 2026 Agree Realty Corporation. All Rights Reserved. TABLE OF CONTENTS Company Overview 3 • Corporate Overview • Financial Snapshot • Portfolio Snapshot Financial & 7 Operating Results • Quarterly Highlights • Earnings Guidance • Financial Statements Capitalization 20 & Balance Sheet • Capital Structure Overview • Forward Equity Summary • Debt Maturity Summary • Debt Detail • Debt Covenants • Net Asset Value Components Portfolio & 27 Operating Metrics • Top Tenants • Top Sectors • Geographic Overview • Portfolio Metrics • Ground Lease Portfolio Investment & 33 Leasing Activity • Acquisition Overview • Development Overview • Disposition Overview • Leasing Overview Appendix & 38 Glossary • Analyst Coverage • Forward-Looking Statements • Glossary

3© 2026 Agree Realty Corporation. All Rights Reserved. COMPANY OVERVIEW Supplemental Financial Information Q2 2026

4© 2026 Agree Realty Corporation. All Rights Reserved. CORPORATE OVERVIEW Agree Realty Overview Agree Realty Corporation is a publicly traded real estate investment trust that is RETHINKING RETAIL through the acquisition and development of properties net leased to industry-leading, omni-channel retail tenants. As of June 30, 2026, the Company owned and operated a portfolio of 2,825 properties, located in all 50 states and the District of Columbia, comprised of approximately 59.6 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. Contact Us 248.737.4190 investors@agreerealty.com www.agreerealty.com 32301 Woodward Avenue Royal Oak, MI 48073 Leadership Team Joey Agree President & Chief Executive Officer Peter Coughenour Chief Financial Officer & Secretary Nicole Witteveen Chief Operating Officer Craig Erlich Chief Growth Officer Danielle Spehar General Counsel Board of Directors Richard Agree Executive Chairman of the Board Joey Agree President & Chief Executive Officer Karen Dearing Former, Chief Financial Officer, Sun Communities (NYSE: SUI) Linglong He Former, Chief Leadership Advisor, Rocket (NYSE: RKT) Mike Hollman SVP, Treasurer and Head of Strategic Finance, Hilton (NYSE: HLT) Michael Judlowe Former, Chairman of US Real Estate, Gaming and Lodging Investment Banking, Jefferies Greg Lehmkuhl President, Chief Executive Officer & Director Lineage Logistics (NASDAQ: LINE) Ambassador John Rakolta, Jr. Former, United States Ambassador, United Arab Emirates Chairman, Walbridge Jerome Rossi Chief Executive Officer, R&R Consulting Former, Group President, The TJX Companies (NYSE: TJX)

5© 2026 Agree Realty Corporation. All Rights Reserved. $2.81 $2.92 $3.00 $3.08 $3.20 $3.83 $3.95 $4.14 $4.33 $4.58 2022 2023 2024 2025 2026 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 Company Overview Historical AFFO Per Share(3) & Dividend Growth(4) Credit Ratings Issuer Rating Outlook Senior Unsecured Commercial Paper Preferred Stock Fitch Ratings A- Stable A- F1  BBB Moody’s Investors Service Baa1 Stable Baa1 P-2 Baa2 S&P Global Ratings BBB+ Stable BBB+ A-2  BBB- Common Stock NYSE: ADC 4.25% Series A Cumulative Redeemable Preferred NYSE: ADCPrA Equity Market Capitalization(1) $9.4 Billion Enterprise Value(1) $13.5 Billion Monthly Dividend Per Share(2) $0.267 Annualized Dividend Per Share(2) $3.204 10-Year Dividend CAGR 5.3 % Consecutive Dividends Paid (65 Monthly + 107 Quarterly) 172 (5) Dividend Per Share AFFO Per Share As of June 30, 2026, unless otherwise noted. (1) See Appendix & Glossary beginning on page 38 for definitions of Equity Market Capitalization and Enterprise Value. (2) Reflects the monthly dividend declared by the Company on July 14, 2026. (3) Adjusted Funds From Operations ("AFFO") per share is a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP financial measure is included on page 18. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used on this page. (4) All amounts rounded to two decimal places. (5) AFFO per share reflects the midpoint of the Company’s guidance provided on July 30, 2026. Dividend per share annualizes the monthly common dividend of $0.267, declared on July 14, 2026. The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP for its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty in forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. See footnote 1 on page 10 for more information. FINANCIAL SNAPSHOT

6© 2026 Agree Realty Corporation. All Rights Reserved. 76% 22% 2% Public Private Franchise PORTFOLIO SNAPSHOT Portfolio Overview Ownership Type (% of ABR) $13.02 AVERAGE RENT PSF 59.6M SQ. FT. GLA(1) 99.8% Occupancy (% of ABR) $795.7M ABR(1) 7.7 YEARS WALT(1) As of June 30, 2026. (1) GLA stands for Gross Leasable Area. WALT stands for Weighted-Average Lease Term. ABR stands for Annualized Base Rent. See Appendix & Glossary beginning on page 38 for definitions of metrics referenced on this page. 66% 20% 14% Investment Grade Not Rated Sub-Investment Grade Credit (% of ABR) Footprint (% of ABR) 88% 10% 2% National Super-Regional Franchise

7© 2026 Agree Realty Corporation. All Rights Reserved. FINANCIAL & OPERATING RESULTS Supplemental Financial Information Q2 2026

8© 2026 Agree Realty Corporation. All Rights Reserved. QUARTERLY HIGHLIGHTS Financial & Operational Results Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Net Income(1) (in thousands) $42,516 $43,380 $45,137 $47,339 $50,258 $54,178 $60,192 $52,794 Net Income Per Share(1) $0.42 $0.41 $0.42 $0.43 $0.45 $0.47 $0.50 $0.44 Core FFO(2) (in thousands) $102,943 $107,571 $112,706 $115,942 $122,354 $126,767 $136,341 $136,039 Core FFO Per Share(2) $1.01 $1.02 $1.04 $1.05 $1.09 $1.10 $1.13 $1.13 AFFO(2) (in thousands) $104,769 $109,493 $113,965 $117,677 $123,117 $128,048 $137,604 $137,983 AFFO Per Share(2) $1.03 $1.04 $1.06 $1.06 $1.10 $1.11 $1.14 $1.14 Dividends Declared Per Share $0.750 $0.759 $0.759 $0.768 $0.768 $0.786 $0.786 $0.801 AFFO Payout Ratio 72.8% 72.8% 71.9% 72.3% 69.8% 70.8% 69.0% 70.1 % Weighted-Average Common Shares & Units Outstanding (in thousands) 102,063 105,046 107,895 110,725 111,859 115,346 120,723 120,835 Cash G&A (% of adjusted revenues) 3.9% 3.6% 4.3% 4.4% 3.9% 3.9% 3.8% 3.8 % G&A(% of adjusted revenues) 5.6% 5.3% 6.1% 6.2% 5.7% 5.5% 5.4% 5.5 % Non-Reimbursable Real Estate Expenses (% of adjusted revenues) 1.4% 1.3% 1.3% 1.3% 1.1% 1.2% 1.1% 1.2 % New Leases, Extensions, or Options Exercised (square feet) 785,000 538,000 584,000 948,000 859,000 642,000 876,000 763,000 Recapture Rate 101.6% 106.2% 106.6% 103.0% 102.8% 104.7% 104.5% 105.0 % Same-store Rent Growth 1.1% 1.1% 0.9% 1.6% 0.8% 0.2% 1.6% 0.9 % Key Portfolio Metrics Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Number of Properties 2,271 2,370 2,422 2,513 2,603 2,674 2,756 2,825 Number of States(3) 49 50 50 50 50 50 50 50 Number of Sectors 32 32 32 32 32 32 32 32 Annualized Base Rent ("ABR") $596,068 $620,721 $648,732 $674,541 $707,840 $733,395 $763,849 $795,691 Average Rent Per Square Foot $12.30 $12.37 $12.55 $12.63 $12.80 $12.84 $12.95 $13.02 Gross Leasable Area ("GLA") (in millions) 47.2 48.8 50.3 52.0 53.7 55.5 57.5 59.6 Weighted-Average Lease Term ("WALT") 7.9 7.9 8.0 8.0 8.0 7.8 7.8 7.7 Investment Grade (% of ABR) 67.5% 68.2% 68.3% 67.8% 66.7% 66.8% 65.4% 65.8 % Ground Lease (% of ABR) 10.9% 10.9% 10.6% 10.3% 10.0% 10.2% 10.1% 10.2 % Occupancy (% of ABR) 99.6% 99.6% 99.2% 99.6% 99.7% 99.7% 99.7% 99.8 % National Tenants (% of ABR) 87.1% 87.6% 87.7% 87.8% 88.3% 88.1% 87.5% 87.6 % Top 10 Tenant Concentration 37.2% 37.1% 36.3% 35.9% 35.2% 35.0% 34.9% 34.6 % As of June 30, 2026. (1) Reflects Net Income Attributable to Common Stockholders. (2) Core Funds From Operations ("Core FFO"), Core FFO Per Share, AFFO, and AFFO Per Share are non- GAAP financial measures. A reconciliation to the most directly comparable GAAP financial measure is included on page 17. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in this table. (3) The Company also owns property in the District of Columbia.

9© 2026 Agree Realty Corporation. All Rights Reserved. QUARTERLY HIGHLIGHTS Investment & Disposition Activity ($ in millions) Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Total Investment Activity Spend $236.8 $371.4 $377.1 $350.3 $450.5 $376.9 $423.7 $501.7 Number of Properties 93 127 69 110 110 94 100 102 Acquisitions Spend $215.6 $341.5 $358.9 $327.5 $401.4 $347.4 $402.5 $451.5 Weighted-Average Capitalization Rate 7.5% 7.3% 7.3% 7.1% 7.2% 7.1% 7.1% 7.0 % WALT 9.8 12.3 13.4 12.2 10.7 9.6 11.3 11.2 Investment Grade (% of ABR) 60.3% 73.3% 68.7% 53.3% 70.0% 65.7% 59.3% 73.2 % Ground Lease (% of ABR) 0.0% 10.5% 3.6% 1.0% 5.1% 18.2% 7.5% 13.5 % Number of Properties 66 98 46 91 90 78 85 82 Average Asset Size $3.3 $3.5 $7.8 $3.6 $4.5 $4.5 $4.7 $5.5 Number of Sectors 17 20 19 21 25 18 21 23 Number of States(2) 24 30 23 29 33 33 32 32 Development & DFP Spend $21.2 $30.0 $18.2 $22.7 $49.1 $29.5 $21.2 $50.2 Number of Projects Commenced 8 8 4 1 5 4 2 5 Anticipated Costs - Commenced $33.7 $45.1 $23.9 $8.6 $50.8 $35.3 $18.0 $87.5 Number of Projects Delivered 6 9 6 4 8 3 4 1 Total Costs - Delivered $19.0 $30.5 $27.2 $13.4 $61.2 $29.4 $22.5 $6.5 Dispositions Gross Proceeds $7.2 $32.0 $2.5 $6.2 $15.0 $20.4 $10.6 $30.3 Gain on Sale of Assets, net $1.8 $0.4 $0.8 $1.5 $0.9 $2.2 $1.7 $2.0 Number of Properties 2 8 1 4 8 9 7 14 Weighted-Average Capitalization Rate 5.8% 7.4 % N/A N/A 7.4% 6.4% 6.8% 7.1 % Leverage Metrics & Debt Covenants Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Net Debt to Recurring EBITDA(1) 4.9x 4.9x 4.9x 5.2x 5.1x 4.9x 5.1x 5.2x Proforma Net Debt to Recurring EBITDA(1) 3.6x 3.3x 3.4x 3.1x 3.5x 3.8x 3.2x 3.7x Net Debt to Enterprise Value 25.2% 26.6% 25.4% 28.1% 28.9% 27.2% 28.5% 28.5 % Fixed Charge Coverage Ratio 4.5x 4.4x 4.3x 4.2x 4.2x 4.2x 4.2x 4.1x As of June 30, 2026. (1) Net Debt to Recurring EBITDA and Proforma Net Debt to Recurring EBITDA are non-GAAP financial measures. Proforma Net Debt to Recurring EBITDA deducts the Company’s outstanding forward equity for each period from the Company’s net debt for each period. A reconciliation to the most directly comparable GAAP financial measure is included on page 19. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in this table. (2) Excludes the District of Columbia, where the Company acquired its first property during Q2 2026.

10© 2026 Agree Realty Corporation. All Rights Reserved. EARNINGS GUIDANCE The table below provides estimates for significant components of our 2026 earnings guidance. Reflects revised full-year 2026 guidance provided by the Company on July 30, 2026. The Company’s 2026 guidance is subject to risks and uncertainties more fully described in this supplemental and in the Company’s filings with the Securities and Exchange Commission (the “SEC”). (1) The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO. Based on our historical experience, the dollar amounts of these items could be significant and could have a material impact on the Company’s GAAP results for the guidance period. (2) The Company's AFFO per share guidance utilizes the current forward SOFR curve to forecast interest expense related to any outstanding commercial paper notes and revolver borrowings during the year. (3) Adjusted revenue equates to “Total Revenues” as presented in our consolidated statements of operations and comprehensive income, excluding the amortization of above and below market lease intangibles. (4) Cash G&A expense is expected to be in a range of 3.7% to 4.0% of adjusted revenue. Cash G&A is defined as “General and administrative” expenses as presented in our consolidated statements of operations and comprehensive income, less stock-based compensation expense. (5) Represents the estimated dilutive impact of the Company’s outstanding forward equity calculated in accordance with the treasury stock method, which is included in the AFFO per share guidance range. Prior 2026 Guidance Revised 2026 Guidance AFFO per share(1)(2) $4.54 to $4.58 $4.57 to $4.59 Investment volume $1.4 to $1.6 billion $1.6 to $1.8 billion Disposition volume $25 to $75 million $50 to $100 million General and administrative expenses (% of adjusted revenues)(3)(4) 5.3% to 5.6% 5.3% to 5.6% Non-reimbursable real estate expenses (% of adjusted revenues)(3) 1.0% to 1.5% 1.0% to 1.5% Income and other tax expense $2 to $2.5 million Approximately $2 million Treasury stock method dilution(5) $0.02 to $0.04 $0.02 to $0.04

11© 2026 Agree Realty Corporation. All Rights Reserved. FINANCIAL STATEMENTS CONDENSED CONSOLIDATED BALANCE SHEETS $ in thousands, except share and per-share data (unaudited) June 30, 2026 December 31, 2025 ASSETS Real estate investments Land $ 3,154,294 $ 2,895,495 Buildings 6,797,679 6,330,249 Less accumulated depreciation (800,875) (715,733) 9,151,098 8,510,011 Property under development 92,834 62,690 Net real estate investments $ 9,243,932 $ 8,572,701 Real estate held for sale, net 9,320 — Cash and cash equivalents 12,518 16,295 Cash held in escrow 8,672 4,327 Accounts receivable - tenants, net 131,211 122,477 Lease intangibles, net of accumulated amortization of $641,429 and $576,945 at June 30, 2026 and December 31, 2025, respectively 1,079,428 1,000,967 Other assets, net 101,748 80,845 Total Assets $ 10,586,829 $ 9,797,612 LIABILITIES Mortgage notes payable, net 41,190 41,546 Unsecured term loans, net 696,277 348,074 Senior unsecured notes, net 2,586,556 2,584,608 Unsecured revolving credit facility and commercial paper notes 497,000 320,500 Dividends and distributions payable 33,922 32,158 Accounts payable, accrued expenses, and other liabilities 141,213 139,384 Lease intangibles, net of accumulated amortization of $52,929 and $49,797 at June 30, 2026 and December 31, 2025, respectively 70,540 60,189 Total Liabilities $ 4,066,698 $ 3,526,459 EQUITY Preferred stock, $0.0001 par value per share, 4,000,000 shares authorized, 7,000 shares Series A outstanding, at stated liquidation value of $25,000 per share, at June 30, 2026 and December 31, 2025 175,000 175,000 Common stock, $0.0001 par value, 360,000,000 shares authorized, 124,381,214 and 120,028,406 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively 12 12 Additional paid-in-capital 6,993,255 6,679,142 Dividends in excess of net income (697,985) (618,675) Accumulated other comprehensive income 49,854 35,506 Total equity - Agree Realty Corporation 6,520,136 6,270,985 Non-controlling interest (5) 168 Total Equity $ 6,520,131 $ 6,271,153 Total Liabilities and Equity $ 10,586,829 $ 9,797,612

12© 2026 Agree Realty Corporation. All Rights Reserved. FINANCIAL STATEMENTS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME $ in thousands, except share and per-share data (unaudited) Three Months Ended Six Months Ended June 30, 2026 June 30, 2025 June 30, 2026 June 30, 2025 Revenues Rental income $ 204,981 $ 175,397 $ 405,657 $ 344,510 Other 119 130 250 177 Total Revenues 205,100 175,527 405,907 344,687 Operating Expenses Real estate taxes 15,257 12,833 29,970 24,346 Property operating expenses 9,507 8,416 19,143 16,797 Land lease expense 598 550 1,153 1,036 General and administrative 11,958 11,332 23,435 22,104 Depreciation and amortization 69,094 58,939 135,793 114,693 Provision for impairment 5,900 2,961 7,300 7,292 Total Operating Expenses 112,314 95,031 216,794 186,268 Gain on sale of assets, net 2,014 1,510 3,711 2,282 Gain on involuntary conversion, net 512 — 1,039 — Income from Operations 95,312 82,006 193,863 160,701 Other (Expense) Income Interest expense, net (40,278) (32,274) (76,248) (63,037) Income and other tax expense (375) (425) (875) (1,250) Other income 150 46 300 87 Net Income 54,809 49,353 117,040 96,501 Less net income attributable to non-controlling interest 156 155 336 307 Net income attributable to Agree Realty Corporation 54,653 49,198 116,704 96,194 Less Series A preferred stock dividends 1,859 1,859 3,718 3,718 Net Income Attributable to Common Stockholders $ 52,794 $ 47,339 $ 112,986 $ 92,476 Net Income Per Share Attributable to Common Stockholders Basic $ 0.44 $ 0.43 $ 0.94 $ 0.85 Diluted $ 0.44 $ 0.43 $ 0.94 $ 0.85 Other Comprehensive Income Net income 54,809 49,353 117,040 96,501 Amortization of interest rate swaps (1,076) (880) (2,150) (1,616) Change in fair value and settlement of interest rate swaps 10,315 3,435 16,540 (6,596) Total comprehensive income 64,048 51,908 131,430 88,289 Less comprehensive income attributable to non-controlling interest $ 183 $ 163 $ 378 $ 280 Comprehensive Income Attributable to Agree Realty Corporation $ 63,865 $ 51,745 $ 131,052 $ 88,009 Weighted Average Number of Common Shares Outstanding - Basic 119,996,944 109,758,046 119,924,725 108,419,011 Weighted Average Number of Common Shares Outstanding - Diluted 120,487,256 110,377,221 120,449,139 108,996,422

FINANCIAL STATEMENTS

AGREE REALTY
RETHINK RETAIL

RECONCILIATION OF NET INCOME TO FFO, CORE FFO, AND AFFO

$ in thousands, except share and per-share data (unaudited)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Reconciliation from Net Income to Funds from Operations				
Net income	$ 54,809	$ 49,353	$ 117,040	$ 96,501
Less Series A preferred stock dividends	1,859	1,859	3,718	3,718
Net income attributable to Operating Partnership common unitholders	52,950	47,494	113,322	92,783
Depreciation of rental real estate assets	46,210	38,698	90,534	75,861
Amortization of lease intangibles - in-place leases and leasing costs	22,188	19,679	43,896	37,743
Provision for impairment	5,900	2,961	7,300	7,292
Gain on sale or involuntary conversion of assets, net	(2,526)	(1,510)	(4,750)	(2,282)
Funds from Operations - Operating Partnership common unitholders	**$ 124,722**	**$ 107,322**	**$ 250,302**	**$ 211,397**
Amortization of above (below) market lease intangibles, net and assumed mortgage debt discount, net	11,317	8,620	22,079	17,250
Core Funds from Operations - Operating Partnership common unitholders	**$ 136,039**	**$ 115,942**	**$ 272,381**	**$ 228,647**
Straight-line accrued rent	(4,583)	(3,789)	(9,525)	(7,798)
Stock-based compensation expense	3,775	3,259	7,309	6,388
Amortization of financing costs and original issue discounts	2,056	1,703	4,060	3,315
Non-real estate depreciation	696	562	1,363	1,089
Adjusted Funds from Operations - Operating Partnership common unitholders	**$ 137,983**	**$ 117,677**	**$ 275,588**	**$ 231,641**
Funds from Operations per common share and partnership unit - diluted	$ 1.03	$ 0.97	$ 2.07	$ 1.93
Core Funds from Operations per common share and partnership unit - diluted	$ 1.13	$ 1.05	$ 2.25	$ 2.09
Adjusted Funds from Operations per common share and partnership unit - diluted	$ 1.14	$ 1.06	$ 2.28	$ 2.12
Weighted average shares and Operating Partnership common units outstanding				
Basic	120,344,563	110,105,665	120,272,344	108,766,630
Diluted	120,834,875	110,724,840	120,796,758	109,344,041
Additional supplemental disclosure				
Scheduled principal repayments	$ 271	$ 254	$ 537	$ 505
Capitalized interest	$ 672	$ 497	$ 1,148	$ 939
Capitalized building improvements	$ 4,853	$ 2,762	$ 5,450	$ 3,362

See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in these tables.

© 2026 Agree Realty Corporation. All Rights Reserved.
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14© 2026 Agree Realty Corporation. All Rights Reserved. FINANCIAL STATEMENTS RECONCILIATION OF PROFORMA NET DEBT TO RECURRING EBITDA $ in thousands, except share and per-share data (unaudited) Three Months Ended June 30, 2026 Mortgage notes payable, net $ 41,190 Unsecured term loans, net 696,277 Senior unsecured notes, net 2,586,556 Unsecured revolving credit facility and commercial paper notes 497,000 Total Debt per the Consolidated Balance Sheet $ 3,821,023 Unamortized debt issuance costs and discounts, net 28,318 Total Debt $ 3,849,341 Cash and cash equivalents (12,518) Cash held in escrows (8,672) Net Debt $ 3,828,151 Anticipated Net Proceeds from Forward Equity Offerings (1,084,983) Proforma Net Debt $ 2,743,168 Net Income 54,809 Interest expense, net 40,278 Income and other tax expense 375 Depreciation of rental real estate assets 46,210 Amortization of lease intangibles - in-place leases and leasing costs 22,188 Non-real estate depreciation 696 Provision for Impairment 5,900 (Gain) loss on sale or involuntary conversion of assets, net (2,526) EBITDAre $ 167,930 Run-Rate Impact of Investment, Disposition and Leasing Activity 4,867 Amortization of above (below) market lease intangibles, net 11,233 Recurring EBITDA $ 184,030 Annualized Recurring EBITDA $ 736,120 Total Debt per the Consolidated Balance Sheet to Annualized Net Income 17.4 x Net Debt to Recurring EBITDA 5.2 x Proforma Net Debt to Recurring EBITDA 3.7 x See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in these tables.

15© 2026 Agree Realty Corporation. All Rights Reserved. FINANCIAL STATEMENTS CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS $ in thousands, except share and per-share data (unaudited) Six Months Ended June 30, 2026 2025 Cash Flows from Operating Activities Net income $ 117,040 $ 96,501 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 135,793 114,693 Amortization from above (below) market lease intangibles, net 21,912 17,083 Amortization from financing costs, credit facility costs and debt discount 4,227 3,482 Stock-based compensation 7,309 6,388 Straight-line accrued rent (9,525) (7,798) Provision for impairment 7,300 7,292 Settlement of interest rate swaps — 13,551 Gain on sale of assets (3,711) (2,282) Gain on involuntary conversion (1,039) — Change in accounts receivable 326 6,097 Change in other assets (9,131) (14,350) Change in accounts payable, accrued expenses, and other liabilities 5,625 5,645 Net Cash Provided by Operating Activities 276,126 246,302 Cash Flows from Investing Activities Acquisition of real estate investments and other assets (870,002) (685,993) Development of real estate investments and other assets, net of reimbursements (including capitalized interest of $1,148 in 2026, $939 in 2025) (83,008) (47,680) Net proceeds from involuntary conversion 1,949 — Payment of leasing costs (868) (297) Net proceeds from sale of assets 38,923 8,158 Net Cash Used in Investing Activities (913,006) (725,812) Cash Flows from Financing Activities Proceeds from common stock offerings, net 312,872 224,195 Repurchase of common shares (6,068) (3,654) Unsecured revolving credit facility and commercial paper notes borrowings 42,941,439 6,351,250 Unsecured revolving credit facility and commercial paper notes repayments (42,764,939) (6,262,250) Payments of mortgage notes payable (537) (505) Proceeds from senior unsecured notes — 397,188 Payments of senior unsecured notes — (50,000) Proceeds from unsecured term loans 350,000 — Payment of Series A preferred dividends (3,718) (3,718) Payment of common stock dividends (190,532) (166,030) Distributions to non-controlling interest (551) (531) Payments for financing costs (518) (3,923) Net Cash Provided by Financing Activities 637,448 482,022 Change in Cash and Cash Equivalents and Cash Held in Escrow 568 2,512 Cash and cash equivalents and cash held in escrow, beginning of period 20,622 6,399 Cash and cash equivalents and cash held in escrow, end of period $ 21,190 $ 8,911 Supplemental Disclosure of Cash Flow Information Cash paid for interest (net of amounts capitalized) $ 69,292 $ 59,325 Cash paid for income and other tax, net of refunds $ 1,041 $ 2,591 Supplemental Disclosure of Non-Cash Investing and Financing Activities Lease right of use assets added under new ground leases $ 963 $ 1,767 Lease right of use assets removed as a result of acquisition of real property $ — $ 2,736 Series A preferred dividends declared and unpaid $ 620 $ 620 Common stock dividends and limited partners' distributions declared and unpaid $ 33,302 $ 28,419 Change in accrual of development, construction and other real estate investment costs $ (5,757) $ 7,721

FINANCIAL STATEMENTS

AGREE REALTY
RETHINK RETAIL

Rental Income ($ in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Rental Income Source[1]				
Minimum rents[2]	$ 188,747	$ 160,205	$ 370,181	$ 314,211
Percentage rents[2]	170	557	2,563	2,113
Operating cost reimbursement[2]	22,714	19,383	45,300	37,471
Straight-line rental adjustments[3]	4,583	3,789	9,525	7,798
Amortization of (above) below market lease intangibles[4]	(11,233)	(8,537)	(21,912)	(17,083)
Total Rental Income	**$ 204,981**	**$ 175,397**	**$ 405,657**	**$ 344,510**

Adjusted Revenues ($ in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Adjusted Revenues Source				
Rental income[1]	$ 204,981	$ 175,397	$ 405,657	$ 344,510
Other revenue	119	130	250	177
Total Revenues	**$ 205,100**	**$ 175,527**	**$ 405,907**	**$ 344,687**
Amortization of above (below) market lease intangibles[4]	11,233	8,537	21,912	17,083
Adjusted Revenues	**$ 216,333**	**$ 184,064**	**$ 427,819**	**$ 361,770**

Cash General & Administrative Expense ("Cash G&A") ($ in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
General & Administrative Source				
General & administrative expense	$ 11,958	$ 11,332	$ 23,435	$ 22,104
Less: stock-based compensation expense	(3,775)	(3,259)	(7,309)	(6,388)
Total Cash G&A	**$ 8,183**	**$ 8,073**	**$ 16,126**	**$ 15,716**
Cash G&A (% of Adjusted Revenues)	***3.8 %***	***4.4 %***	***3.8 %***	***4.3 %***

Non-Reimbursable Real Estate Expenses ($ in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Non-Reimbursable Real Estate Expenses Source				
Real estate taxes	$ 15,257	$ 12,833	$ 29,970	$ 24,346
Property operating expenses	9,507	8,416	19,143	16,797
Land lease expense	598	550	1,153	1,036
Less: operating cost reimbursements[2]	(22,714)	(19,383)	(45,300)	(37,471)
Total Non-Reimbursable Real Estate Expenses	**$ 2,648**	**$ 2,416**	**$ 4,966**	**$ 4,708**
Non-Reimbursable Real Estate Expenses (% of Adjusted Revenues)	***1.2 %***	***1.3 %***	***1.2 %***	***1.3 %***

(1) The Company adopted Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 842 "Leases" using the modified retrospective approach as of January 1, 2019. The Company adopted the practical expedient in FASB ASC 842 that alleviates the requirement to separately present lease and non-lease components of lease contracts. As a result, all income earned pursuant to tenant leases is reflected as one line, "Rental Income," in the consolidated statement of operations. The purpose of this table is to provide additional supplementary detail of Rental Income. (2) Represents contractual rentals and/or reimbursements as required by tenant lease agreements, recognized on an accrual basis of accounting. The Company believes that the presentation of contractual lease income is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, analysts and other interested parties to evaluate the Company's performance. (3) Represents adjustments to recognize minimum rents on a straight-line basis, consistent with the requirements of FASB ASC 842. (4) In allocating the fair value of an acquired property, above- and below-market lease intangibles are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the leases at the time of acquisition and the Company's estimate of current market lease rates for the property.

© 2026 Agree Realty Corporation. All Rights Reserved.
16

FINANCIAL STATEMENTS

QUARTERLY RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND AFFO

Net Income ($ in thousands, except share and per-share data)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Net Income	$44,528	$45,377	$47,148	$49,353	$52,279	$56,209	$62,231	$54,809
Series A Preferred Stock Dividends	(1,859)	(1,859)	(1,859)	(1,859)	(1,859)	(1,859)	(1,859)	(1,859)
Net Income attributable to OP Common Unitholders	**$42,669**	**$43,518**	**$45,289**	**$47,494**	**$50,420**	**$54,350**	**$60,372**	**$52,950**
Depreciation of rental real estate assets	$33,941	$38,397	$37,164	$38,698	$40,867	$42,427	$44,324	$46,210
Amortization of lease intangibles - in-place leases and leasing costs	17,056	17,652	18,064	19,679	19,715	20,367	21,708	22,188
Provision for impairment	2,694	0	4,331	2,961	2,980	1,600	1,400	5,900
(Gain) loss on sale or involuntary conversion of assets, net	(1,794)	(430)	(772)	(1,510)	(1,056)	(2,047)	(2,225)	(2,526)
Funds from Operations - OP Common Unitholders	**$94,566**	**$99,137**	**$104,076**	**$107,322**	**$112,926**	**$116,697**	**$125,579**	**$124,722**
Amortization of above (below) market lease intangibles, net and assumed mortgage debt discount, net	$8,377	$8,434	$8,630	$8,620	$9,428	$10,070	$10,762	$11,317
Core Funds from Operations - OP Common Unitholders	**$102,943**	**$107,571**	**$112,706**	**$115,942**	**$122,354**	**$126,767**	**$136,341**	**$136,039**
Straight-line accrued rent	$(3,332)	$(3,036)	$(4,009)	$(3,789)	$(4,976)	$(4,582)	$(4,942)	$(4,583)
Stock based compensation expense	2,780	2,812	3,129	3,259	3,306	3,297	3,534	3,775
Amortization of financing costs and original issue discounts	1,871	1,629	1,612	1,703	1,836	1,924	2,004	2,056
Non-real estate depreciation	507	517	527	562	597	642	667	696
Adjusted Funds from Operations - OP Common Unitholders	**$104,769**	**$109,493**	**$113,965**	**$117,677**	**$123,117**	**$128,048**	**$137,604**	**$137,983**
FFO Per Common Share and OP Unit - Diluted	$0.93	$0.94	$0.96	$0.97	$1.01	$1.01	$1.04	$1.03
Core FFO Per Common Share and OP Unit - Diluted	$1.01	$1.02	$1.04	$1.05	$1.09	$1.10	$1.13	$1.13
Adjusted FFO Per Common Share and OP Unit - Diluted	$1.03	$1.04	$1.06	$1.06	$1.10	$1.11	$1.14	$1.14
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	102,062,930	105,046,470	107,894,812	110,724,840	111,859,234	115,345,876	120,723,252	120,834,875

See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in these tables.

© 2026 Agree Realty Corporation. All Rights Reserved.

17

FINANCIAL STATEMENTS

AGREE REALTY
RETHINK RETAIL

ANNUAL RECONCILIATION OF NET INCOME TO FFO, CORE FFO AND AFFO

Net Income *($ in thousands, except share and per-share data)*	**2021**	**2022**	**2023**	**2024**	**2025**
Net Income	$122,876	$153,035	$170,547	$189,832	$204,989
Series A Preferred Stock Dividends	(2,148)	(7,437)	(7,437)	(7,437)	(7,437)
Net Income attributable to OP Common Unitholders	**$120,728**	**$145,598**	**$163,110**	**$182,395**	**$197,552**
Depreciation of rental real estate assets	$66,732	$88,685	$115,617	$137,835	$159,155
Amortization of lease intangibles - in-place leases and leasing costs	28,379	44,107	58,967	67,128	77,825
Provision for impairment	1,919	1,015	7,175	7,224	11,872
(Gain) loss on sale or involuntary conversion of assets, net	(15,111)	(5,258)	(1,849)	(11,441)	(5,386)
Funds from Operations - OP Common Unitholders	**$202,647**	**$274,147**	**$343,020**	**$383,141**	**$441,018**
Loss on extinguishment of debt and settlement of related hedges	$14,614	$0	$0	$0	$0
Amortization of above (below) market lease intangibles, net and assumed mortgage debt discount, net	24,284	33,563	33,430	33,571	36,749
Core Funds from Operations - OP Common Unitholders	**$241,545**	**$307,710**	**$376,450**	**$416,712**	**$477,767**
Straight-line accrued rent	$(11,857)	$(13,176)	$(12,142)	$(12,711)	$(17,356)
Stock based compensation expense	5,467	6,464	8,338	10,805	12,991
Amortization of financing costs and original issue discounts	1,197	3,141	4,403	5,988	7,074
Non-real estate depreciation	618	778	1,693	2,024	2,328
Adjusted Funds from Operations - OP Common Unitholders	**$236,970**	**$304,917**	**$378,742**	**$422,818**	**$482,804**
FFO Per Common Share and OP Unit - Diluted	$3.00	$3.45	$3.58	$3.75	$3.95
Core FFO Per Common Share and OP Unit - Diluted	$3.58	$3.87	$3.93	$4.08	$4.28
Adjusted FFO Per Common Share and OP Unit - Diluted	$3.51	$3.83	$3.95	$4.14	$4.33
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	67,486,698	79,512,005	95,785,031	102,223,923	111,548,264

See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in these tables.

© 2026 Agree Realty Corporation. All Rights Reserved.

18

FINANCIAL STATEMENTS

AGREE REALTY
RETHINK RETAIL

QUARTERLY RECONCILIATION OF PROFORMA NET DEBT TO RECURRING EBITDA

$ in thousands	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Mortgage notes payable, net	$42,366	$42,210	$42,050	$41,886	$41,718	$41,546	$41,370	$41,190
Unsecured term loans, net	347,274	347,452	347,609	347,767	347,900	348,074	596,683	696,277
Senior unsecured notes, net	2,236,948	2,237,759	2,238,451	2,582,892	2,583,685	2,584,608	2,585,618	2,586,556
Unsecured revolving credit facility	49,000	158,000	322,000	247,000	389,000	320,500	469,650	497,000
Total Debt per the Consolidated Balance Sheet	**$2,675,588**	**$ 2,785,421**	**$2,950,110**	**$3,219,545**	**$3,362,303**	**$3,294,728**	**$3,693,321**	**$3,821,023**
Unamortized debt issuance costs and discounts, net	$27,563	$26,483	$25,544	$30,854	$29,838	$28,650	$28,941	$28,318
Total Debt	**$2,703,151**	**$ 2,811,904**	**$2,975,654**	**$3,250,399**	**$3,392,141**	**$3,323,378**	**$3,722,262**	**$3,849,341**
Cash and cash equivalents	$(13,237)	$(6,399)	$(7,915)	$(5,824)	$(13,696)	$(16,295)	$(25,077)	$(12,518)
Cash held in escrows	0	0	(3,254)	(3,087)	(3,182)	(4,327)	(6,128)	(8,672)
Net Debt	**$2,689,914**	**$2,805,505**	**$2,964,485**	**$3,241,488**	**$3,375,263**	**$3,302,756**	**$3,691,057**	**$3,828,151**
Anticipated Net Proceeds from Forward Equity Offerings	$(724,955)	$(919,909)	$(917,114)	$(1,289,392)	$(1,036,110)	$(716,058)	$(1,371,612)	$(1,084,983)
Proforma Net Debt	**$1,964,959**	**$1,885,596**	**$2,047,371**	**$1,952,096**	**$2,339,153**	**$2,586,698**	**$2,319,445**	**$2,743,168**
Net Income	$44,528	$45,377	$47,148	$49,353	$52,279	$56,209	$62,231	$54,809
Interest expense, net	28,942	29,095	30,764	32,274	35,212	36,362	35,970	40,278
Income and other tax expense	1,077	1,075	825	425	225	260	500	375
Depreciation of rental real estate assets	33,941	38,397	37,164	38,698	40,867	42,427	44,324	46,210
Amortization of lease intangibles – in-place leases and leasing costs	17,056	17,652	18,064	19,679	19,715	20,367	21,708	22,188
Non-real estate depreciation	507	517	527	562	597	642	667	696
Provision for impairment	2,694	0	4,331	2,961	2,980	1,600	1,400	5,900
(Gain) loss on sale or involuntary conversion of assets, net	(1,794)	(430)	(772)	(1,510)	(1,056)	(2,047)	(2,225)	(2,526)
EBITDAre	**$126,951**	**$131,683**	**$138,051**	**$142,442**	**$150,819**	**$155,820**	**$164,575**	**$167,930**
Run-Rate Impact of Investment, Disposition & Leasing Activity	$2,446	$4,055	$4,421	$4,356	$5,601	$4,405	$5,227	$4,867
Amortization of above (below) market lease intangibles, net	8,294	8,350	8,546	8,537	9,344	9,988	10,678	11,233
Recurring EBITDA	**$137,691**	**$144,088**	**$151,018**	**$155,335**	**$165,764**	**$170,213**	**$180,480**	**$184,030**
Annualized Recurring EBITDA	**$550,764**	**$576,352**	**$604,072**	**$621,340**	**$663,056**	**$680,852**	**$721,920**	**$736,120**
Total Debt per the Consolidated Balance Sheet to Annualized Net Income	**15.0x**	**15.3x**	**15.6x**	**16.3x**	**16.1x**	**14.7x**	**14.8x**	**17.4x**
Net Debt to Recurring EBITDA	**4.9x**	**4.9x**	**4.9x**	**5.2x**	**5.1x**	**4.9x**	**5.1x**	**5.2x**
Proforma Net Debt to Recurring EBITDA	**3.6x**	**3.3x**	**3.4x**	**3.1x**	**3.5x**	**3.8x**	**3.2x**	**3.7x**

See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used in these tables.

© 2026 Agree Realty Corporation. All Rights Reserved.

19

20© 2026 Agree Realty Corporation. All Rights Reserved. CAPITALIZATION & BALANCE SHEET Supplemental Financial Information Q2 2026

21© 2026 Agree Realty Corporation. All Rights Reserved. 5% 4% 19%71% 1% Term Loans Commercial Paper/Revolver Senior Notes Common Equity Preferred Equity CAPITAL STRUCTURE OVERVIEW Enterprise Value $13.5B Quick Stats Q2 2026 Weighted-Average Maturity(1) 5.3 years Weighted-Average Interest Rate 4.0% % Fixed Rate Debt / % Floating Rate Debt 87.1% / 12.9% % Unsecured Debt 98.9% Liquidity Q2 2026 Outstanding Forward Equity $1,084,983 Revolving Credit Facility $753,000 Cash, Cash Equivalents & Cash Held in Escrow $21,190 Total Liquidity $1,859,173 Capitalization ($ in thousands, except share & per-share data) Q2 2026 Common Shares Outstanding 124,381,214 Operating Partnership Units 347,619 Total Outstanding Shares & Units 124,728,833 Share Price $75.74 Equity Market Capitalization $9,446,962 Senior Notes $2,610,000 Term Loans $700,000 Secured Debt $42,341 Commercial Paper/Revolver $497,000 Total Debt $3,849,341 Preferred Equity $175,000 Total Market Capitalization $13,471,303 Cash, Cash Equivalents & Other $(21,190) Total Enterprise Value $13,450,113 Fixed Charge Coverage Ratio Q2 2026 Interest Expense $147,822 Principal Amortization $1,059 Preferred Dividend $7,437 Annual Fixed Charges $156,318 Fixed Charge Coverage Ratio 4.1x As of June 30, 2026. (1) Excludes outstanding commercial paper borrowings. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used on this page.

22© 2026 Agree Realty Corporation. All Rights Reserved. 2.9 3.7 2.7 0.7 3.5 5.9 0.0 4.3 $176 $228 $183 $41 $252 $428 $0 $313 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 0.0 2.0 4.0 6.0 $0 $100 $200 $300 $400 $500 Shares Settled (in millions) 6.6 0.7 2.4 0.4 1.5 8.7 0.4 $469 $55 $181 $27 $109 $658 $31 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 0.0 2.0 4.0 6.0 8.0 $0 $100 $200 $300 $400 $500 $600 $700 FORWARD EQUITY SUMMARY As of June 30, 2026. (1) Reflects anticipated net proceeds as of the end of the quarter in which the forward equity was raised. (2) No amounts are shown in the graphs above for these quarters because no shares were raised or settled during each quarter. Forward Equity Offerings Shares Sold Shares Settled Shares Remaining Net Proceeds Received Anticipated Net Proceeds Remaining Anticipated Net Price Per Share Current Contract Maturity Q1 2025 ATM Forward Offerings 2,408,201 684,035 1,724,166 $50,281,087 $129,370,210 $75.03 October 2026 Q2 2025 ATM Forward Offerings 362,021 39,070 322,951 2,876,494 24,232,144 $75.03 October 2026 April 2025 Forward Offering 5,175,000 1,500,000 3,675,000 111,455,700 272,085,608 $74.04 October 2026 Q1 2026 ATM Forward Offerings 8,738,029 375,189 8,362,840 26,897,562 628,191,257 $75.12 September 2027 - April 2028 Q2 2026 ATM Forward Offerings 399,886 0 399,886 0 31,104,253 $77.78 April 2028 Total Forward Equity Offerings 17,083,137 2,598,294 14,484,843 $191,510,843 $1,084,983,472 $74.90 Shares Sold (in millions) Anticipated Net Proceeds(1) (in millions) $195 $469 $181 $27 $176 $228 $183 $41 Net Proceeds Received (in millions) (2) (2)

DEBT MATURITY SUMMARY

AGREE REALTY
RETHINK RETAIL

Debt Maturity Table *($ in thousands)*	Commercial Paper / Revolver	Secured	Unsecured Term Loans	Senior Unsecured Notes	Total Debt	Weighted Average Rate
2026	$497,000	$91	$0	$0	$497,091	3.92 %
2027	0	0	0	50,000	50,000	4.26 %
2028	0	0	0	410,000	410,000	2.45 %
2029[1]	0	42,250	350,000	100,000	492,250	4.27 %
2030	0	0	0	475,000	475,000	3.71 %
2031	0	0	350,000	125,000	475,000	4.13 %
2032	0	0	0	300,000	300,000	3.96 %
2033	0	0	0	300,000	300,000	2.13 %
2034	0	0	0	450,000	450,000	5.65 %
2035	0	0	0	400,000	400,000	5.35 %
Total Maturities	**$497,000**	**$42,341**	**$700,000**	**$2,610,000**	**$3,849,341**	**4.03 %**

Debt Maturity Schedule
($ in millions)



<$1
$50
$410
$450
$42
$475
$475
$300
$300
$450
$400
2026(2)
2027
2028
2029(1)
2030
2031
2032
2033
2034
2035
Secured
Unsecured

As of June 30, 2026, unless otherwise noted. Any differences are a result of rounding. (1) There were no outstanding borrowings on the Company's revolving credit facility as of June 30, 2026. The revolving credit facility matures in August 2029 assuming two 6-month extension options are exercised. (2) Excludes $497.0 million of outstanding short-term commercial paper notes. Subsequent to June 30, 2026, the mortgage note payable was paid in full at maturity on July 15, 2026.

© 2026 Agree Realty Corporation. All Rights Reserved.

23

AGREE REALTY
RETHINK RETAIL

DEBT DETAIL

Debt Summary *($ in thousands)*	**All-in Interest Rate**	**Coupon Rate**	**Maturity**	**Face Value**	**Carrying Value[(1)]**
Senior Unsecured Revolving Credit Facility and Commercial Paper Notes					
Revolving Credit Facility[(2)]	4.35%		August 2028	$0	$0
Commercial Paper Notes[(3)]	3.92%		Various	497,000	497,000
Total Revolving Credit Facility and Commercial Paper Notes	**3.92%**			**$497,000**	**$497,000**
Unsecured Term Loans					
2029 Unsecured Term Loan[(4)]	4.37%		January 2029	$350,000	$348,390
2031 Unsecured Term Loan[(5)]	4.02%		May 2031	350,000	347,887
Total Unsecured Term Loans	**4.20%**			**$700,000**	**$696,277**
Senior Unsecured Notes[(6)]					
2027 Senior Unsecured Notes	4.26%	4.26%	May 2027	$50,000	$49,966
2028 Senior Unsecured Public Notes[(7)]	2.11%	2.00%	June 2028	350,000	348,542
2028 Senior Unsecured Notes	4.42%	4.42%	July 2028	60,000	59,989
2029 Senior Unsecured Notes	4.19%	4.19%	September 2029	100,000	99,960
2030 Senior Unsecured Notes	4.32%	4.32%	September 2030	125,000	124,953
2030 Senior Unsecured Public Notes[(7)]	3.49%	2.90%	October 2030	350,000	348,284
2031 Senior Unsecured Notes	4.42%	4.47%	October 2031	125,000	124,637
2032 Senior Unsecured Public Notes[(7)]	3.96%	4.80%	October 2032	300,000	296,771
2033 Senior Unsecured Public Notes[(7)]	2.13%	2.60%	June 2033	300,000	296,979
2034 Senior Unsecured Public Notes[(7)]	5.65%	5.63%	June 2034	450,000	442,543
2035 Senior Unsecured Public Notes[(7)]	5.35%	5.60%	June 2035	400,000	393,932
Total Senior Unsecured Notes	**4.01%**			**$2,610,000**	**$2,586,556**
Mortgage Notes Payable					
Portfolio Credit Tenant Lease[(8)]	6.27%		July 2026	$91	$90
Four Asset Mortgage Loan	3.63%		December 2029	42,250	41,100
Total Mortgage Notes Payable	**3.64%**			**$42,341**	**$41,190**
Total Floating Rate Debt[(9)]	**3.92%**			**$497,000**	**$497,000**
Total Fixed Rate Debt[(9)]	**4.04%**			**$3,352,341**	**$3,324,024**
Total Debt	**4.03%**			**$3,849,341**	**$3,821,024**

As of June 30, 2026. (1) Carrying value represents principal amounts outstanding, net of original issue discounts and unamortized debt issuance costs. (2) The Revolving Credit Facility would have incurred interest of 4.35%, which is comprised of SOFR of 3.62% and the pricing grid spread of 72.5 basis points. (3) The weighted-average maturity of the Commercial Paper Notes outstanding was less than one month. (4) The interest rate of the 2029 Unsecured Term Loan reflects the credit spread of 80 basis points and the impact of the interest rate swaps which convert $350.0 million of SOFR based interest to a fixed interest rate of 3.57%. (5) The all-in interest rate of the 2031 Unsecured Term Loan reflects the credit spread of 80 basis points and the impact of the interest rate swaps, which convert $350.0 million of SOFR based interest to a fixed interest rate of 3.22%. Of these swaps, $100.0 million became effective on July 1, 2026. Accordingly, interest on the $100.0 million drawn on June 30, 2026 accrued at SOFR plus 80 basis points until July 1, 2026. (6) All-in interest rate for Senior Unsecured Notes reflects the straight-line amortization of the terminated swap agreements and original issuance discounts, as applicable. (7) The principal amounts outstanding are presented excluding their original issue discounts. (8) Subsequent to June 30, 2026, the mortgage note payable was paid in full at maturity on July 15, 2026. (9) Floating rate debt includes the revolving credit facility and commercial paper notes. All other debt is included within fixed rate debt, including the 2029 and 2031 Unsecured Term Loans as the variable portion of the interest rate has been fixed through the use of interest rate swaps.

© 2026 Agree Realty Corporation. All Rights Reserved.
24

25© 2026 Agree Realty Corporation. All Rights Reserved. DEBT COVENANTS As of June 30, 2026. Covenants with the same title may have varying results for Q2 2026 due to definitional differences between debt agreements. Public Bond Covenants Metric Q2 2026 Total Indebtedness to Total Asset Value <= 60% 34.5% Adjusted EBITDA to Fixed Charges >= 1.5 to 1.0 4.5x Total Unencumbered Assets to Unsecured Indebtedness >=150% 292.4% Total Secured Indebtedness to Total Asset Value <=40% 0.4% Revolving Credit Facility Covenants Metric Q2 2026 Total Indebtedness to Total Asset Value <= 60% 29.7% Adjusted EBITDA to Fixed Charges >= 1.5 to 1.0 4.2x Total Unsecured Indebtedness to Unencumbered Asset Value <= 60% 29.8% Total Secured Indebtedness to Total Asset Value <=40% 0.3% Private Placement Covenants Metric Q2 2026 Total Indebtedness to Total Asset Value <= 60% 34.5% Adjusted EBITDA to Fixed Charges >= 1.5 to 1.0 4.4x Total Unencumbered Assets to Unsecured Indebtedness >=150% 291.2% Total Secured Indebtedness to Total Asset Value <=40% 0.4% Unencumbered NOI to Unsecured Indebtedness >=11.5% 18.4% Consolidated Net Worth >=$267MM $7.2B

26© 2026 Agree Realty Corporation. All Rights Reserved. NET ASSET VALUE COMPONENTS Gross Real Estate Investment(1) Property Count GLA (in thousands) ABR ( in thousands) Annualized Adjusted Cash NOI(2) (in thousands) Real Estate Portfolio $10.04 billion 2,825 59,552 $795,691 $766,767 Net Asset Value Reconciliation ($ in thousands) June 30, 2026 Tangible Assets Cash and Cash Equivalents & Cash Held in Escrow $21,190 Property Under Development 92,834 Other Tangible Assets(3) 117,720 Total Tangible Assets $231,744 Debt & Preferred Equity Unsecured Term Loans $700,000 Senior Unsecured Notes 2,610,000 Revolving Credit Facility and Commercial Paper Notes 497,000 Mortgage Notes Payable 42,341 Series A Preferred Stock (at liquidation value) $175,000 Total Debt & Preferred Equity $4,024,341 Tangible Liabilities Dividends and Distributions Payable $33,922 Other Tangible Liabilities(4) 141,213 Total Tangible Liabilities $175,135 Shares Outstanding Common Stock 124,381,214 Operating Partnership Units 347,619 Total Common Stock & OP Units Outstanding 124,728,833 (1) Gross Real Estate Investment consists of Land, Buildings, and Property Under Development, excluding accumulated depreciation. (2) See Appendix & Glossary beginning on page 38 for a definition of Annualized Adjusted Cash NOI, and other definitions of non-GAAP measures and terms used on this page. (3) Other Tangible Assets consist of deposits, prepaid expenses and insurance, other assets, accounts receivables, and the Net Book Value of all vacant properties. (4) Other Tangible Liabilities consist of accounts payable, accrued expenses, and other liabilities.

27© 2026 Agree Realty Corporation. All Rights Reserved. PORTFOLIO & OPERATING METRICS Supplemental Financial Information Q2 2026

28© 2026 Agree Realty Corporation. All Rights Reserved. Top Tenants ($ in thousands) ABR % of Total Credit Rating Walmart $45,862 5.8 % Investment Grade Tractor Supply 37,728 4.7 % Investment Grade Dollar General 29,112 3.7 % Investment Grade Hobby Lobby 26,772 3.4 % Not Rated O'Reilly Auto Parts 23,843 3.0 % Investment Grade TJX Companies 23,389 2.9 % Investment Grade CVS 22,826 2.9 % Investment Grade Best Buy 22,133 2.8 % Investment Grade Kroger 21,645 2.7 % Investment Grade Gerber Collision 21,376 2.7 % Not Rated Lowe's 20,960 2.6 % Investment Grade 7-Eleven 19,698 2.5 % Investment Grade Sunbelt Rentals 18,976 2.4 % Investment Grade Sherwin-Williams 17,204 2.2 % Investment Grade Burlington 15,765 2.0 % Sub-Investment Grade Home Depot 15,553 2.0 % Investment Grade Dollar Tree 13,888 1.7 % Investment Grade BP 13,527 1.7 % Investment Grade Wawa 13,252 1.7 % Investment Grade Genuine Parts Company (NAPA Auto Parts) 12,172 1.5 % Investment Grade Top Tenants(1) 435,681 54.9% 85% Investment Grade(2) Other 360,010 45.1% 42% Investment Grade(3) Total Portfolio $795,691 100.0% 66% Investment Grade(4) TOP TENANTS As of June 30, 2026. (1) Top Tenants represent all tenants greater than or equal to 1.50% of total ABR. (2) Reflects that 85% of ABR from the Company's Top Tenants is derived from investment grade retailers. (3) Reflects that 42% of ABR from the Company's Other tenants is derived from investment grade retailers. (4) Reflects that 66% of Total Portfolio ABR is derived from investment grade retailers.

29© 2026 Agree Realty Corporation. All Rights Reserved. TOP SECTORS As of June 30, 2026. Any differences are the result of rounding. Top Retail Sectors ($ in thousands) ABR % of Total Grocery Stores $80,336 10.1 % Home Improvement 71,808 9.0 % Convenience Stores 66,221 8.3 % Tire & Auto Service 59,200 7.4 % Auto Parts 51,494 6.5 % Dollar Stores 49,416 6.2 % Off-Price Retail 45,945 5.8 % Farm And Rural Supply 39,537 5.0 % General Merchandise 38,397 4.8 % Crafts And Novelties 29,331 3.7 % Pharmacy 27,367 3.4 % Consumer Electronics 26,739 3.4 % Discount Stores 23,531 3.0 % Health Services 20,201 2.5 % Equipment Rental 20,032 2.5 % Health & Fitness 18,505 2.3 % Warehouse Clubs 18,379 2.3 % Restaurants - Quick Service 17,133 2.2 % Dealerships 16,470 2.1 % Sporting Goods 15,113 1.9 % Financial Services 11,244 1.4 % Specialty Retail 9,721 1.2 % Restaurants - Casual Dining 7,386 0.9 % Shoes 6,862 0.9 % Home Furnishings 5,212 0.7 % Pet Supplies 4,813 0.6 % Beauty And Cosmetics 4,290 0.5 % Theaters 3,976 0.5 % Entertainment Retail 2,729 0.3 % Apparel 2,403 0.3 % Miscellaneous 1,272 0.2 % Office Supplies 628 0.1 % Total Portfolio $795,691 100.0%

30© 2026 Agree Realty Corporation. All Rights Reserved. GEOGRAPHIC OVERVIEW As of June 30, 2026. Represents exposure by state based on ABR (in thousands) and a percentage of total portfolio ABR; any differences are the result of rounding. 1.5% – 2.4% 2.5% – 5.0%<1.5% >5.0% ABR % of ABR ABR % of ABR ABR % of ABR ABR % of ABR TX $56,127 7.1% LA $21,227 2.7% AZ $10,662 1.3% SD $2,367 0.3% IL $46,548 5.8% VA $19,521 2.5% KY $10,192 1.3% DE $2,216 0.3% OH $41,654 5.2% SC $19,122 2.4% AR $9,315 1.2% VT $2,208 0.3% MI $38,951 4.9% MS $18,904 2.4% NM $9,006 1.1% UT $2,082 0.3% NY $38,240 4.8% MN $17,822 2.2% OR $8,806 1.1% ME $1,666 0.2% PA $38,206 4.8% KS $16,979 2.1% IA $7,783 1.0% ID $1,542 0.2% FL $37,927 4.8% AL $15,744 2.0% CO $7,759 1.0% NV $1,416 0.2% NC $36,827 4.6% IN $15,470 1.9% WA $7,681 1.0% HI $1,018 0.1% CA $33,461 4.2% TN $15,356 1.9% WV $5,674 0.7% AK $843 0.1% GA $31,061 3.9% CT $15,127 1.9% NH $4,678 0.6% MT $438 0.0% NJ $26,674 3.4% MA $13,607 1.7% NE $4,416 0.5% WY $393 0.0% WI $24,549 3.1% OK $12,742 1.6% ND $3,777 0.5% DC $277 0.0% MO $22,915 2.9% MD $10,985 1.4% RI $3,730 0.5%

PORTFOLIO METRICS

AGREE REALTY
RETHINK RETAIL

Credit & Occupancy Loss	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Bad Debt	*0.20 %*	*0.08 %*	*0.03 %*	*0.07 %*	*(0.01) %*	*(0.01) %*	*0.03 %*	*< 0.01 %*
Credit-Related Loss	*0.10 %*	*0.18 %*	*0.22 %*	*0.40 %*	*0.19 %*	*0.11 %*	*0.10 %*	*0.04 %*
Total Credit Loss	**0.30 %**	**0.26 %**	**0.25 %**	**0.47 %**	**0.18 %**	**0.10 %**	**0.13 %**	**0.04 %**
Occupancy Loss	0.11 %	0.10 %	0.06 %	0.06 %	0.02 %	0.02 %	0.01 %	0.02 %
Total Credit & Occupancy Loss[(1)]	**0.41 %**	**0.36 %**	**0.31 %**	**0.53 %**	**0.20 %**	**0.12 %**	**0.14 %**	**0.06 %**

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Same-Store Rent Growth	1.1 %	1.1 %	0.9 %	1.6 %	0.8 %	0.2 %	1.6 %	0.9 %

Trailing 8-quarter same-store rent growth has averaged >1%


91%
Fixed
Rental Increases % ABR
2%
CPI
7%
Flat

As of June 30, 2026. Any differences are a result of rounding. (1) Bad Debt reflects amounts written off related to outstanding receivables for troubled tenants. Credit-Related Loss reflects lost cash rent and incremental operating expense associated with a credit event or troubled tenants once they have vacated their space. Occupancy Loss reflects lost cash rent and incremental operating expense associated with any tenant that vacated their space for reasons other than credit challenges. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used on this page.

© 2026 Agree Realty Corporation. All Rights Reserved.
31

GROUND LEASE PORTFOLIO

AGREE REALTY
RETHINK RETAIL

Top Tenants	ABR ($ in thousands)	% of Total
Lowe's	$11,629	14.3 %
Wawa	11,067	13.6 %
Walmart	10,137	12.4 %
The Home Depot	6,210	7.6 %
bp	4,230	5.2 %
Wegmans	3,698	4.5 %
CarMax	2,649	3.3 %
Darden	2,596	3.2 %
CVS pharmacy	2,066	2.5 %
Sheetz	1,793	2.2 %
Bank of America	1,707	2.1 %
Chase	1,675	2.1 %
PNC	1,548	1.9 %
Circle K	1,393	1.7 %
Aldi	1,324	1.6 %
Costco Wholesale	1,242	1.5 %
Other	16,477	20.3 %
Total	**$81,441**	**100.0%**

Ground Lease Portfolio Overview

268 Leases

10.2% of total portfolio ABR

8.9 year WALT

Ground Lease Credit Overview (% of ABR)


85%
INVESTMENT GRADE
10%
NOT RATED
5%
SUB-INVESTMENT GRADE

Ground Lease ABR

($ in thousands)


$58,127
$65,219
$67,833
$75,074
$81,441
2022
2023
2024
2025
Q2 2026

As of June 30, 2026. Any differences are a result of rounding. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used on this page.

© 2026 Agree Realty Corporation. All Rights Reserved.

32

33© 2026 Agree Realty Corporation. All Rights Reserved. INVESTMENT & LEASING ACTIVITY Supplemental Financial Information Q2 2026

ACQUISITION OVERVIEW

AGREE REALTY
RETHINK RETAIL

Acquisition Highlights ($ in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Spend	$215.6	$341.5	$358.9	$327.5	$401.4	$347.4	$402.5	$451.5
Weighted-Average Capitalization Rate	7.5 %	7.3 %	7.3 %	7.1 %	7.2 %	7.1 %	7.1 %	7.0 %
WALT	9.8	12.3	13.4	12.2	10.7	9.6	11.3	11.2
Investment Grade (% of ABR)	60.3 %	73.3 %	68.7 %	53.3 %	70.0 %	65.7 %	59.3 %	73.2 %
Ground Lease (% of ABR)	0.0 %	10.5 %	3.6 %	1.0 %	5.1 %	18.2 %	7.5 %	13.5 %
Number of Properties	66	98	46	91	90	78	85	82
Average Asset Size	$3.3	$3.5	$7.8	$3.6	$4.5	$4.5	$4.7	$5.5
Number of Sectors	17	20	19	21	25	18	21	23
Number of States[1]	24	30	23	29	33	33	32	32
Portfolio	31.9 %	35.8 %	34.1 %	54.3 %	32.6 %	18.5 %	58.9 %	34.3 %
Sale-Leaseback	17.5 %	9.3 %	13.5 %	1.9 %	6.2 %	6.1 %	26.5 %	1.7 %

73%

Relationship Driven[2]

- ✓ Retailer Driven
- ✓ Blend & Extends
- ✓ Off-Market
- ✓ Repeat Seller


Acquisition Type
(% of ABR)

27%

Other[2]

As of June 30, 2026. (1) Excludes the District of Columbia, where the Company acquired its first property during Q2 2026. (2) See Appendix & Glossary beginning on page 38 for definitions of Relationship Driven and Other, as well as other non-GAAP measures and terms used on this page. Any differences are a result of rounding.

© 2026 Agree Realty Corporation. All Rights Reserved.
34

DEVELOPMENT OVERVIEW

Development & DFP Projects

Anticipated Quarter of Delivery ($ in thousands)	Number of Projects	Costs Funded to Date[1]	Remaining Funding Costs	Anticipated Total Project Costs
Q1 2026	4	$22,534	$0	$22,534
Q2 2026	1	6,478	0	6,478
Q3 2026	8	71,801	19,822	91,623
Q4 2026	2	4,458	6,729	11,187
Q1 2027	3	10,146	19,870	30,016
Q2 2027	2	8,166	29,937	38,103
Total	**20**	**$123,583**	**$76,358**	**$199,941**

Development & DFP Highlights ($ in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Spend	$21.2	$30.0	$18.2	$22.7	$49.1	$29.5	$21.2	$50.2
Number of Projects Commenced	8	8	4	1	5	4	2	5
Anticipated Costs - Commenced	*$33.7*	*$45.1*	*$23.9*	*$8.6*	*$50.8*	*$35.3*	*$18.0*	*$87.5*
Number of Ongoing Projects	13	14	14	14	8	9	9	10
Anticipated Costs - Ongoing	*$58.9*	*$66.6*	*$79.9*	*$90.4*	*$51.0*	*$58.8*	*$71.4*	*$83.4*
Number of Projects Delivered	6	9	6	4	8	3	4	1
Total Costs - Delivered	*$19.0*	*$30.5*	*$27.2*	*$13.4*	*$61.2*	*$29.4*	*$22.5*	*$6.5*

As of June 30, 2026. Any differences are a result of rounding. (1) Costs Funded to Date may include adjustments related to completed projects to arrive at the correct Anticipated Total Project Costs.

© 2026 Agree Realty Corporation. All Rights Reserved.

35

DISPOSITION OVERVIEW

AGREE REALTY
RETHINK RETAIL

Disposition Overview ($ in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Gross Proceeds	$7.2	$32.0	$2.5	$6.2	$15.0	$20.4	$10.6	$30.3
Gain on Sale of Assets, Net	$1.8	$0.4	$0.8	$1.5	$0.9	$2.2	$1.7	$2.0
Number of Properties	2	8	1	4	8	9	7	14
Weighted-Average Capitalization Rate	5.8 %	7.4 %	N/A	N/A	7.4 %	6.4 %	6.8 %	7.1 %

Disposition Volume


2022
$45.8M
2023
$9.7M
2024
$98.4M
2025
$44.1M
2026(1)
$75.0M

Proactively Reduced or Eliminated Exposures

Advance Auto Parts
JOANN
at home
Dave & Buster's
Family Dollar
LA Fitness
Camping World
Mattress Firm
Mister Car Wash
Rite Aid
Walgreens
West Marine

As of June 30, 2026. (1) Reflects the midpoint of full-year 2026 disposition guidance provided by the Company on July 30, 2026.

© 2026 Agree Realty Corporation. All Rights Reserved.

36

LEASING OVERVIEW

AGREE REALTY
RETHINK RETAIL

Leasing Activity & Recapture Rate	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
New Leases, Extensions, or Options (square feet)	785,000	538,000	584,000	948,000	859,000	642,000	876,000	763,000
Recapture Rate	101.6 %	106.2 %	106.6 %	103.0 %	102.8 %	104.7 %	104.5 %	105.0 %

Lease Expirations *($ and GLA in thousands)*	Leases	Annualized Base Rent	Percent of Annualized Base Rent	Gross Leasable Area	Percent of Gross Leasable Area
2026	18	$3,166	0.4 %	226	0.4 %
2027	139	29,872	3.8 %	2,843	4.8 %
2028	181	47,587	6.0 %	4,371	7.3 %
2029	231	70,503	8.9 %	6,582	11.1 %
2030	344	75,593	9.5 %	6,287	10.6 %
2031	284	72,704	9.1 %	5,803	9.7 %
2032	281	62,401	7.8 %	4,444	7.5 %
2033	238	54,707	6.9 %	4,143	7.0 %
2034	246	56,581	7.1 %	3,899	6.5 %
2035	234	63,109	7.9 %	4,333	7.3 %
Thereafter	876	259,468	32.6 %	16,504	27.8 %
Total Portfolio	**3,072**	**$795,691**	**100.0 %**	**59,435**	**100.0 %**

As of June 30, 2026. See Appendix & Glossary beginning on page 38 for definitions of non-GAAP measures and other terms used on this page.

© 2026 Agree Realty Corporation. All Rights Reserved.
37

38© 2026 Agree Realty Corporation. All Rights Reserved. APPENDIX & GLOSSARY Supplemental Financial Information Q2 2026

ANALYST COVERAGE

Firm	Analyst Name	Analyst Email
Baird	Wes Golladay, CFA	wgolladay@rwbaird.com
Bank of America Securities	Jana Galan	jana.galan@bofa.com
Barclays	Rich Hightower	richard.hightower@barclays.com
BMO Capital Markets	Eric Borden	eric.borden@bmo.com
BNP Paribas	Nate Crossett	nate.crossett@us.bnpparibas.com
BTIG, LLC	Michael Gorman	mgorman@btig.com
Citigroup	Smedes Rose	smedes.rose@citi.com
Citizens Capital Markets & Advisory	Mitch Germain	mitchell.germain@citizensbank.com
Deutsche Bank	Tayo Okusanya	omotayo.okusanya@db.com
Evercore ISI	James Kammert	james.kammert@evercoreisi.com
Green Street	Spenser Glimcher	sglimcher@greenstreet.com
Huntington	Rob Stevenson	robert.stevenson@huntington.com
Jefferies Group LLC	Joe Dickstein	jdickstein1@jefferies.com
KeyBanc Capital Markets	Upal Rana	upal.rana@key.com
Mizuho Securities USA	Haendel St. Juste	haendel.st.juste@mizuhogroup.com
Morgan Stanley & Co. LLC	Ronald Kamdem, CFA	ronald.kamdem@morganstanley.com
Raymond James & Associates, Inc.	RJ Milligan	rjmilligan@raymondjames.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Stifel Nicolaus	Simon Yarmak, CFA	yarmaks@stifel.com
Truist Securities	Michael Lewis, CFA	michael.r.lewis@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo Securities, LLC	John Kilichowski	John.Kilichowski@wellsfargo.com

© 2026 Agree Realty Corporation. All Rights Reserved.
39

40© 2026 Agree Realty Corporation. All Rights Reserved. FORWARD-LOOKING STATEMENTS This supplemental contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “can,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward- looking statements, including statements regarding our financial projections and operations, are based on certain assumptions and can include future expectations, future economic, competitive and market conditions, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Certain factors could occur that might cause actual results to vary, including the potential adverse effect of ongoing worldwide economic uncertainties, disruptions in the banking system and financial markets, and increased inflation on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets, the general deterioration in national economic conditions, tenant financial health, property acquisitions and the timing of these investments and acquisitions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other risks and uncertainties as described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investors section of the Company’s website at www.agreerealty.com. Most information in this supplemental is as of June 30, 2026, unless otherwise noted. The Company undertakes no duty to update the statements in this supplemental to conform the statements to actual results or changes in the Company’s expectations.

41© 2026 Agree Realty Corporation. All Rights Reserved. This supplemental includes certain non-GAAP financial measures and other defined terms. These non-GAAP measures are presented as supplemental information and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Definitions of non-GAAP measures, as well as certain GAAP and other financial and operating terms, are presented alphabetically below. ACQUISITION TYPE Relationship Driven includes the following categories: • Blend & Extend (“B&E”) refers to a transaction in which the Company acquires a property and extends or modifies the existing lease term as part of the transaction, typically resulting in an increased weighted-average lease term. • Off-Market refers to transactions that are not broadly marketed and are sourced directly through Company relationships or proprietary channels. • Repeat Seller refers to a transaction sourced through an existing relationship with a tenant, developer, or seller, typically leading to transactional efficiencies. • Retailer Driven refers to a transaction in which the acquisition opportunity is identified, directed, or supported by a retailer with whom the Company has a direct relationship. Other includes any transaction that doesn’t qualify for a Relationship Driven designation, including certain portfolio transactions. AFFO Payout Ratio is calculated as common dividends per share divided by AFFO per share for the same period. The Company believes this measure is a useful supplemental indicator of dividend coverage and the sustainability of its dividend policy. This measure is not a substitute for measures prepared in accordance with GAAP, and the Company’s calculation may differ from similarly titled measures used by other companies. Annualized Adjusted Cash NOI represents Annualized Base Rent ("ABR") net of annualized straight-line rental adjustments and annualized non-reimbursable real estate expenses. Annualized Base Rent (“ABR”) represents the annualized amount of contractual minimum rent required by tenant lease agreements, computed on a straight-line basis. ABR is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity. Annualized Net Income represents Net Income for the respective quarter, on an annualized basis. GLOSSARY

42© 2026 Agree Realty Corporation. All Rights Reserved. COMPONENTS OF FUNDS FROM OPERATIONS, CORE FFO, AND AFFO Funds from Operations (“FFO” or “Nareit FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition. Core Funds from Operations (“Core FFO”) the Company defines Core FFO as Nareit FFO with the add-back of (i) noncash amortization of acquisition purchase price related to above- and below- market lease intangibles and discount on assumed debt and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP. Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale-leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles.  Unlike many of its peers, the Company has acquired the substantial majority of its net-leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties. Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity. Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition. Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO and Core FFO for certain non-cash items that reduce or increase net income computed in accordance with GAAP. Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs. GLOSSARY

43© 2026 Agree Realty Corporation. All Rights Reserved. COMPONENTS OF NET DEBT TO RECURRING EBITDA EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers the non-GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors. The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company. Recurring EBITDA The Company defines Recurring EBITDA as EBITDAre with the add-back of noncash amortization of above- and below- market lease intangibles, and after adjustments for the run-rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non- recurring benefits or expenses. The Company considers the non-GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance. The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors. Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA. Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company. Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet. Total Debt and Net Debt The Company defines Total Debt as debt per the consolidated balance sheet excluding unamortized debt issuance costs, original issue discounts and debt discounts.  Net Debt is defined as Total Debt less cash, cash equivalents and cash held in escrows. The Company considers the non-GAAP measures of Total Debt and Net Debt to be key supplemental measures of the Company's overall liquidity, capital structure and leverage because they provide industry analysts, lenders and investors useful information in understanding our financial condition. The Company's calculation of Total Debt and Net Debt may not be comparable to Total Debt and Net Debt reported by other REITs that interpret the definitions differently than the Company. The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt. The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company's capital structure, its future borrowing capacity, and its ability to service its debt. GLOSSARY

44© 2026 Agree Realty Corporation. All Rights Reserved. COMPONENTS OF NET DEBT TO RECURRING EBITDA (continued) Anticipated Net Proceeds from Outstanding Forwards Since the first quarter of 2018, the Company has utilized forward sale agreements to sell shares of common stock. Selling common stock through forward sale agreements enables the Company to set the price of such shares upon pricing the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company. Given the Company’s frequent use of forward sale agreements, the Company considers the non-GAAP measure of Anticipated Net Proceeds from Outstanding Forwards to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage. The Company defines Anticipated Net Proceeds from Outstanding Forwards as the number of shares outstanding under forward sale agreements at the end of each quarter, multiplied by the applicable forward sale price for each agreement, respectively. This is also referred to as Outstanding Forward Equity. DEVELOPMENT DEFINITIONS Anticipated Costs represent the Company’s estimate of the total budgeted cost or contractual purchase price for development or Developer Funding Platform (“DFP”) projects that have commenced or are ongoing as of the reporting date. Anticipated Costs are based on the original or most recently approved project budget, as applicable, and may be subject to adjustment as projects are completed or budgets are finalized. Commenced reflects projects in which construction began during the period. Delivered reflects when the tenant is in control of the space and the property is ready for its intended use. Ongoing reflects projects that remained under construction during the period. Total Costs represent the final cost or contractual purchase price for development or DFP projects that are Delivered as of the reporting date. Enterprise Value is calculated as the sum of net debt, the liquidation value of the Company’s preferred stock, and the market value of the Company’s outstanding shares of common stock, assuming the conversion of Agree Limited Partnership common units into common stock. Equity Market Capitalization represents the market value of the Company’s outstanding shares of common stock, calculated based on the closing price of the Company’s common stock on the NYSE on the date specified, and assuming the conversion of Agree Limited Partnership common units into common stock. Fixed Charge Coverage Ratio is calculated as Trailing Twelve Month (“TTM”) Fixed Charge EBITDA divided by TTM Fixed Charges. TTM Fixed Charge EBITDA represents TTM EBITDA adjusted for straight-line rent and capital expenditure adjustments, and TTM Fixed Charges consist of interest expense, preferred share dividend payments, and scheduled principal payments. The Company believes this measure is a useful supplemental indicator of its ability to service fixed financial obligations, though it is not a substitute for measures prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Gross Leasable Area ("GLA") reflects the leasable square feet of owned properties. Excludes properties under redevelopment. GLOSSARY

45© 2026 Agree Realty Corporation. All Rights Reserved. INVESTMENT TYPE CLASSIFICATIONS Acquisitions refer to the purchase of individual properties or portfolios by the Company. Acquisitions generally involve the acquisition of stabilized assets and require limited tenant improvements relative to the overall investment. Developments refer to projects in which the Company directly controls the development process, typically including land acquisition, lease negotiation, due diligence, design, and construction. Development projects typically involve ground-up construction or significant redevelopment. Developer Funding Platform (“DFP”) transactions involve the Company partnering with developers or retailers, typically on in-process development projects, and providing capital and development expertise. In DFP transactions, the Company generally does not lead the development process, but supports execution through funding and oversight. The Company owns the asset outright upon completion. Net Debt to Enterprise Value represents the ratio of the Company’s net debt to its Enterprise Value and is used to evaluate the Company’s capital structure and balance sheet leverage. New Leases, Extensions and Options represents leasing activity executed during the period across the Company’s portfolio, excluding properties that were sold. It includes new leases, temporary leases, lease amendments, extensions, assignments, and options exercised. Assignments or similar transactions where both the contractual rent and contractual lease term are unchanged from the prior period, are excluded. Leasing activity is measured based on GLA. Occupancy equals the sum of leased square feet divided by GLA. Excludes properties under redevelopment. Recapture Rate measures the percentage of annualized cash rent (for the first year of the lease, excluding free rent periods) achieved on leasing activity relative to the expiring lease’s annualized cash rent. RENT INCREASE TYPE Consumer Price Index (“CPI”) rent increases are tied to changes in an inflation index, typically the CPI, as defined in the lease. Adjustments may be subject to contractual caps, floors, or averaging provisions, where applicable. Fixed Rent increases are contractually defined at lease execution and occur at predetermined intervals, typically as a stated percentage increase or a fixed dollar amount. The timing and magnitude of increases are known and not subject to external indices. Flat base rent remains constant over the applicable lease term, including any options. GLOSSARY

46© 2026 Agree Realty Corporation. All Rights Reserved. RETAIL CREDIT TYPE Investment Grade (“IG”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that have an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the National Association of Insurance Commissioners (“NAIC”). Not Rated (“NR”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that do not have a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the NAIC. Sub-Investment Grade (“SIG”) refers to ABR derived from tenants, or parent or subsidiary entities thereof, that have a credit rating below investment grade from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the NAIC. RETAIL TENANT TYPE Franchise refers to tenants whose locations are owned and operated by franchisees, rather than directly by a corporate entity. National refers to tenants that operate a nationwide store footprint across multiple regions of the United States and generate revenue from a broadly diversified geographic base. Super-Regional refers to tenants that operate a large, multi-state store footprint, but whose operations are concentrated in specific regions of the United States rather than nationwide. Same-Store Rent Growth represents the year-over-year change in rental income for owned properties for the entire comparable period. Excludes properties under development or redevelopment. Excludes straight-line rent adjustments, the amortization of above- and below-market lease intangibles, and operating cost reimbursements for the purposes of calculating rental income. The Company believes Same-Store Rent Growth is a useful supplemental measure of portfolio operating performance; however, it is not a substitute for measures prepared in accordance with GAAP, and the Company’s calculation may differ from similarly titled measures used by other companies. TENANT OWNERSHIP TYPE Public refers to tenants that are publicly traded companies with equity securities listed on a recognized stock exchange. These companies are generally subject to public reporting requirements, ongoing regulatory oversight, and periodic financial disclosures. Public classification applies regardless of whether the tenant operates directly or through wholly owned subsidiaries. Private refers to tenants that are privately held companies and are not publicly traded on a stock exchange. This category includes closely held businesses, family-owned companies, non-profit companies, co-operatives, employee-owned companies, and companies owned or controlled by private equity or other private investment firms. Private tenants are generally not subject to public financial reporting requirements, although they may provide the Company financial information on a confidential basis. Franchise refers to tenants that operate one or more locations under a licensed brand name pursuant to a franchise agreement. These tenants are typically independently owned and operated franchisees, even when the franchisor itself may be a publicly traded or privately held company. GLOSSARY

47© 2026 Agree Realty Corporation. All Rights Reserved. Total Credit & Occupancy Loss represents the fully-loaded impact of lost cash rent and incremental operating expense within a given period, including partial payment or non-payment for any reason. It is comprised of: • Bad Debt reflects amounts written off related to outstanding receivables for troubled tenants. • Credit-Related Loss reflects lost cash rent and incremental operating expense associated with a credit event or troubled tenants once they have vacated their space. • Occupancy Loss reflects lost cash rent and incremental operating expense associated with any tenant that vacated their space for reasons other than credit challenges. Portfolio refers to the acquisition of multiple properties transacted together as part of a single transaction, that may occur on the same closing date or separate closing dates. Sale-Leaseback (“SLB”) refers to a transaction in which the Company acquires a property from an owner-operator and simultaneously leases the property back to the seller under a long-term lease. Weighted-Average Capitalization Rate for acquisitions and dispositions, it is defined as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties.  Weighted-Average Lease Term (“WALT”) represents the remaining contractual lease term of in-place leases, weighted by ABR, and excludes vacant properties and lease extension options. GLOSSARY